Exhibit 99.1

Amarin Reports Second Quarter 2023 Financial Results

-- Company Reported Total Net Revenues of $80 Million in Second Quarter 2023; Total Net Revenues Included Net Product Revenues of $65 Million, $15 Million in License and Royalty Revenues, of Which $11 Million is Non-Cash --

-- Delivered Positive Cash Flow of $9 Million in the Quarter with a Cash Position of $313 Million --

-- Comprehensive Cost Reduction Plan Implemented in July with Expected Savings of $40 Million Over 12 Months--

-- Received Positive Recommendation from Spanish Drug Pricing Committee for National Reimbursement of VAZKEPA® (icosapent ethyl) in Spain --

DUBLIN, Ireland and BRIDGEWATER, N.J., August 2, 2023 -- Amarin Corporation plc (NASDAQ:AMRN) today announced financial results for the quarter ended June 30, 2023 and provided an update on company operations.

“I am honored to have joined Amarin and to lead the Company at this time,” said Patrick Holt, President & CEO of Amarin. Mr. Holt continued, “Amarin’s second quarter performance was marked by continued revenue generation in the U.S. and a cash positive quarter. While it is early in my tenure as President and CEO, it is clear to me the decisive and deliberate actions taken put us on the right path for the future. Those actions are now underway, and we are focused on managing our U.S. business to enhance profitability, redesigning our commercial infrastructure in Europe to better align with current and future commercial potential, and working to generate revenue from partnerships in key international markets. We believe these steps will place us on the right path to support continued efforts to bring VASCEPA/VAZKEPA to patients globally while enhancing value for shareholders.”

“We remain steadfast in our conviction on the depth and breadth of our clinical data for VASCEPA/VAZKEPA based on REDUCE-IT®, the definitive, large, long-term outcomes study of icosapent ethyl with gold standard cardiovascular clinical endpoints. Further, we remain committed to maximizing the value of VASCEPA/VAZKEPA and its impact for patients,” Holt concluded.

Europe

Amarin has early launches of VAZKEPA underway in several European countries, including the U.K. (England & Wales). In addition to these launch activities, the team in Europe is continuing to advance various Health Technology Assessment (HTA) processes and pricing & reimbursement discussions in all markets where Amarin has submitted market access dossiers. In July 2023, Amarin announced that the Spanish Drug Pricing Committee recommended the national reimbursement of VAZKEPA® (icosapent ethyl) to reduce the risk of cardiovascular (CV) events in patients with high cardiovascular risk.

United States

U.S. product net revenue was $64.6 million in the second quarter of 2023, a decline of $17.7 million versus the first quarter of 2023, a decrease of 22% sequentially. The Company maintains approximately 57% market share of IPE prescriptions despite generic competition as the U.S. commercial organization continues an efficient support of branded VASCEPA.

During the second quarter of 2023, Amarin maintained its existing access for VASCEPA in exclusive accounts, representing approximately 45% of all Commercial and Part D lives on a weighted average basis.

The U.S. business continues to support investments in Europe. Amarin continues to actively monitor key performance indicators in the U.S. market to support its strategy moving forward.

International

Amarin is in the process of filing regulatory submissions for approval in 20 additional countries to ensure that patients in these markets can benefit from VASCEPA/VAZKEPA. In the second quarter of 2023, Amarin secured regulatory approval for VASCEPA in China and the Kingdom of Saudi Arabia. Amarin is continuing to explore additional partnership opportunities in key markets around the world.

Financial Update

Total net revenue for the three months ended June 30, 2023, was $80.2 million, compared to $94.4 million in the corresponding period of 2022, a decrease of 15%. Total net revenue in the quarter includes $65.2 million in net product revenue and approximately $15.0 million in licensing and royalty revenue.

Net product revenue for the three months ended June 30, 2023, was $65.2 million, compared to $93.8 million in the corresponding period of 2022, a decrease of 31%. This decrease was driven by generic competition resulting in lower volume, as well as increased net pricing pressure in the U.S., versus the second quarter of 2022. In Europe revenue was $0.6 million in the second quarter of 2023.

Amarin recognized licensing and royalty revenue of $15.0 million, which includes $11.1 million of non-cash payment related to previously received partnership milestones and receipt of a cash milestone payment received in the quarter related to the VHTG regulatory approval in China. The majority of the $11.1 million non-cash payment is the result of a change in accounting estimate arising from a change in the performance period to complete the performance obligations, which led to an acceleration of revenue recognition.

Cost of goods sold for the three months ended June 30, 2023, was $37.5 million, compared to $50.8 million in the corresponding period of 2022. Amarin’s overall gross margin on net product revenue for the three months ended June 30, 2023 was 42%, compared with 46% for the corresponding period of 2022. During the three months ended June 30, 2023, Amarin amended a supplier agreement resulting in a charge of $14.3 million. During the three months ended June 30, 2022, Amarin also amended a supplier agreement resulting in a charge of $15.0 million and had a charge of $9.6 million related to unsellable inventory not related to product dating. Excluding the impact of these one-time items, gross margin was 64% and 72% for the three months ended June 30, 2023 and 2022, respectively.

Selling, general and administrative expenses for the three months ended June 30, 2023, was $51.0 million, compared to $86.9 million in the corresponding period of the prior year. This decrease was primarily due to the implementation of our previously announced cost reduction plan and commercial withdrawal from Germany.

Research and development expenses for the three months ended June 30, 2023, were $5.6 million, compared to $9.4 million in the corresponding period of the prior year. This decrease was primarily driven by the implementation of our previously announced cost reduction plan.

Restructuring expense for the three months ended June 30, 2023 was $10.0 million compared to $10.2 million in the corresponding period of the prior year. The charge in the current year is due to the implementation of the Organizational Restructuring Plan which was approved during the second quarter 2023 and announced on July 18, 2023, which resulted in a reduction of our entire U.S. sales field force, while maintaining our managed care and trade organization to support U.S. commercial efforts, as well as a reduction of approximately 30% of non-sales positions. The prior year charge was the result of the implementation of the Comprehensive Cost Reduction Plan announced on June 6, 2022, which primarily related to the reduction of our U.S. field force from approximately 300 sales representatives to approximately 75 sales representatives.

Under U.S. GAAP, Amarin reported a net loss of $17.6 million for the three months ended June 30, 2023, or basic and diluted loss per share of $0.04. For the three months ended June 30, 2022, Amarin reported a net loss of $70.0 million, or basic and diluted loss per share of $0.18. Non-GAAP adjusted net income was $8.6 million for the second quarter ended June 30, 2023, or non-GAAP adjusted basic and diluted earnings per share of $0.02, compared with non-GAAP adjusted net loss of $35.6 million for the three months ended June 30, 2022, or non-GAAP adjusted basic and diluted loss per share of $0.09. As of June 30, 2023, Amarin reported aggregate cash and investments of $313 million.

2023 Financial Outlook

Amarin continues to make progress on reducing operating expenses and managing its cash position. The Company is now lowering operating expense guidance for the full year 2023 to the range of $240 million to $250 million from $270 million to $285 million, reflecting additional identified cost savings along with timing of reimbursements as well as savings from restructuring. With the recent cash preservation initiatives, Amarin reiterates its belief that current cash and investments and other assets are adequate to support continued operations, including European launch activities.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net income (loss) was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of U.S. securities laws, including, but not limited to, expectations regarding Amarin’s financial performance, metrics, and initiatives, including its 2023 revenues, operating expenses, supply purchases, negotiations and settlements, product prescriptions and managed care coverage, continued savings from cost-cutting initiatives that is currently exceeding initial targets, and Amarin’s overall ability to continue to deliver stable revenues and cash position from its U.S. business; beliefs about the timing and outcome of international commercial partnerships, regulatory filings, reviews, recommendations, approvals, and related reimbursement decisions and commercial launches of VASCEPA/VAZKEPA outside of the U.S.; beliefs that Amarin's current resources are sufficient to fund projected operations; and beliefs about the overall world-wide market potential and success of VASCEPA/VAZKEPA generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the year ended December 31, 2022. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Inquiries:

Jordan Zwick

Amarin Corporation plc

IR@amarincorp.com

Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	June 30, 2023	December 31, 2022
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$232,995	$217,666
Restricted cash	524	523
Short-term investments	79,919	91,695
Accounts receivable, net	122,730	130,990
Inventory	227,021	228,732
Prepaid and other current assets	43,306	19,492
Total current assets	706,495	689,098
Property, plant and equipment, net	179	874
Long-term investments	67	1,275
Long-term inventory	122,318	163,620
Operating lease right-of-use asset	8,978	9,074
Other long-term assets	1,604	458
Intangible asset, net	20,377	21,780
TOTAL ASSETS	$860,018	$886,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$54,309	$64,602
Accrued expenses and other current liabilities	214,598	192,678
Current deferred revenue	2,025	2,199
Total current liabilities	270,932	259,479
Long-Term Liabilities:
Long-term deferred revenue	3,331	13,147
Long-term operating lease liability	9,472	10,015
Other long-term liabilities	7,155	8,205
Total liabilities	290,890	290,846
Stockholders’ Equity:
Common stock	301,906	299,002
Additional paid-in capital	1,891,957	1,885,352
Treasury stock	(63,464)	(61,770)
Accumulated deficit	(1,561,271)	(1,527,251)
Total stockholders’ equity	569,128	595,333
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$860,018	$886,179

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2023	2022	2023	2022
Product revenue, net	$65,187	$93,796	$149,841	$187,782
Licensing and royalty revenue	14,980	644	16,301	1,288
Total revenue, net	80,167	94,440	166,142	189,070
Less: Cost of goods sold	23,199	35,810	48,993	58,049
Less: Cost of goods sold - restructuring inventory	14,300	15,000	26,554	15,000
Gross margin	42,668	43,630	90,595	116,021
Operating expenses:
Selling, general and administrative (1)	50,953	86,893	110,540	177,540
Research and development (1)	5,642	9,356	11,323	19,407
Restructuring	10,032	10,213	10,032	10,213
Total operating expenses	66,627	106,462	131,895	207,160
Operating loss	(23,959)	(62,832)	(41,300)	(91,139)
Interest income, net	3,001	288	5,222	491
Other income (expense), net	3,043	(2,255)	3,667	(2,501)
Loss from operations before taxes	(17,915)	(64,799)	(32,411)	(93,149)
Income tax benefit (provision)	355	(5,157)	(1,609)	(8,370)
Net loss	$(17,560)	$(69,956)	$(34,020)	$(101,519)
Loss per share:
Basic	$(0.04)	$(0.18)	$(0.08)	$(0.26)
Diluted	$(0.04)	$(0.18)	$(0.08)	$(0.26)
Weighted average shares:
Basic	407,848	398,187	407,017	397,997
Diluted	407,848	398,187	407,017	397,997

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $50,002 and $79,244 for the three months ended June 30, 2023 and 2022, respectively, and research and development expenses were $4,758 and $7,905, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2023	2022	2023	2022
Net loss for EPS[1] - GAAP	(17,560)	(69,956)	(34,020)	(101,519)
Non-cash stock-based compensation expense	1,835	9,100	7,391	15,178
Restructuring inventory	14,300	15,000	26,554	15,000
Restructuring expense	10,032	10,213	10,032	10,213
Advisor fees	—	—	6,270	—
Adjusted net income (loss) for EPS[1] - non-GAAP	$8,607	$(35,643)	$16,227	$(61,128)

[1]basic and diluted

Earnings (loss) per share:
Basic - non-GAAP	$0.02	$(0.09)	$0.04	$(0.15)
Diluted - non-GAAP	$0.02	$(0.09)	$0.04	$(0.15)

Weighted average shares:
Basic	407,848	398,187	407,017	397,997
Diluted	408,148	398,187	409,547	397,997